CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 33 to the Registration Statement on Form N-4, 333-139759 of RiverSource® FlexChoice Select Variable Annuity of our report dated February 26, 2020 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 22, 2020 with respect to the financial statements of RiverSource Variable Annuity Account, which appear in Post-Effective Amendment 24 to the Registration Statement on Form N-4, 333-139760. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

Minneapolis, Minnesota

April 22, 2020